UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
______________

Date of Report (Date of earliest event reported): April 28, 2026

ACNB Corporation
(Exact name of Registrant as specified in its charter)

Pennsylvania	1-35015	23-2233457
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 Lincoln Square, Gettysburg, PA	17325
(Address of principal executive offices)	(Zip Code)

717.334.3161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Trading Symbol(s)	Name Of Each Exchange On Which Registered
Common Stock, $2.50 par value per share	ACNB	The NASDAQ Stock Market, LLC

CURRENT REPORT ON FORM 8-K

ITEM 8.01    Other Events

As more fully described in the attached press release dated April 29, 2026, the Board of Directors (“Board”) of ACNB Corporation (“ACNB”) approved and declared the regular quarterly cash dividend for the second quarter of 2026 on April 28, 2026. The regular quarterly cash dividend of $0.42 per share of common stock is payable on June 15, 2026, to shareholders of record as of June 1, 2026.

In addition, on April 28, 2026, the Board of ACNB declared a special cash dividend of $0.50 per share of ACNB common stock payable on June 15, 2026, to shareholders of record as of June 1, 2026.

ACNB has fully completed its share repurchase program authorized in June 2025, and on April 28, 2026 the Board of ACNB approved a new plan to repurchase, in open market transactions, up to 310,000, approximately 3.0%, of the outstanding shares of ACNB’s common stock. This new common stock repurchase program replaces and supersedes any and all earlier announced repurchase plans.

A copy of the press release announcing these actions is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information furnished under this Item 8.01 of this Current Report on Form 8-K shall not be deemed to be filed for purposes of the Securities Exchange Act of 1934. .

ITEM 9.01    Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number    Description

99.1    ACNB Corporation Press Release dated April 29, 2026.

104    Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

ACNB CORPORATION (Registrant)

Dated:	April 29, 2026	/s/ Kevin J. Hayes
Kevin J. Hayes
Senior Vice President/
General Counsel, Secretary & Chief Governance Officer